Exhibit 99.1

CONTACT:	Media Arts Group, Inc.

Herb Montgomery

Executive Vice President & CFO

(408) 201-5200
www.mediaarts.com
www.thomaskinkade.com

Porter, LeVay & Rose, Inc.

Michael Porter, President

(212) 564-4700

For Immediate Release

MEDIA ARTS GROUP REPORTS FIRST QUARTER 2003 RESULTS

MORGAN HILL, CA: (May 7, 2003) – Media Arts Group, Inc. (NYSE: MDA) today announced financial results for the first quarter ended March 31, 2003.

Revenues for the quarter were $16.2 million as compared with $32.4 million for the quarter ended March 31, 2002.  Gross margin for the quarter was $7.5 million or 46% of revenue, as compared with $14.5 million or 45% of revenue for the quarter ended March 31, 2002.  Net loss for the quarter was $2.6 million, or $0.19 per diluted share, compared with a net loss of $2.4 million, or $0.18 per diluted share, for the quarter ended March 31, 2002.  Net loss for the quarter included a tax benefit of $0.03 per diluted share from the closure of a subsidiary in the year ended March 31, 1997.  Cash at March 31, 2003 was $22.6 million as compared with $24.5 million at December 31, 2002 and $10.7 million at March 31, 2002.

Sales to Galleries for the quarter ended March 31, 2003 were $8.4 million and represented 52% of total revenues, compared to 75% for the same quarter last year, with sales to Thomas Kinkade Signature Galleries representing 40% of total sales for the quarter compared to 58% for the same quarter last year.  Sales to major distribution customers were $3.7 million or 23% of total revenues for the quarter compared to 9% for the same quarter last year.  License revenues were $2.6 million for the quarter or 16% of total revenues compared to 6% for the same quarter last year.  Operating expenses for the quarter ended March 31, 2003 included a $1.7 million charge in General and Administrative expenses for an increase in the estimated time to sublease the Company’s vacated warehouse facility in Morgan Hill, California.  In addition, operating expenses for the same quarter last year included $2.4 million in severance payments for terminated employees in Sales and Marketing, and a $3.2 million charge in General and Administrative expenses representing rental liabilities and increased amortization expenses for vacating the Company’s warehouse facility in Morgan Hill, California.

“We are executing on our brand development strategy during this period of very significant economic uncertainty.  This involves focusing on supporting our gallery dealers with high quality, limited edition, Thomas Kinkade paintings, while expanding into new channels of distribution with open edition images, based on Thomas Kinkade paintings, targeted to consumers in new markets, and adding new licensees.  We see continued revenue uncertainty during these very difficult times, however we believe our strategy of diversifying our revenue opportunities by expanding into new markets while enhancing our marketing support to our gallery dealers will result in a stronger, long-term future for our company,” said Tony Thomopoulos, CEO and Chairman of the Board.

“While the current economic uncertainty continues, we will reduce operating expenses and strive for operating efficiencies in line with revenue levels, while maintaining our commitment to provide high quality products,” said Herb Montgomery, Executive Vice President and CFO.  “We believe our financial foundation is strong, with sufficient resources to continue to execute our strategy, as we ended this quarter with $22.6 million in cash, $43.9 million in working capital and $61.4 million in shareholders’ equity.”

Notice of Conference Call and Webcast

The Company will conduct a conference call to discuss first quarter results on Thursday, May 8 at 11:00 a.m. EDT/8:00 a.m. PDT.  Those who wish to participate may telephone 888-335-6674.  A digital replay will be available by telephone for two weeks and may be accessed by dialing 877-519-4471, toll free in the U.S., or 973-341-3080 for international callers, PIN# 3920954.  To listen to the live webcast, visit Media Arts’ Investor Relations page on their website at www.mediaarts.com.  Please access the web site 15 minutes prior to the start of the call to register, download and install the necessary audio software.  A replay will be available on the Company’s web site for two weeks.  A transcript will also be available on the web site for twelve months.

About Media Arts Group, Inc.

Media Arts Group publishes the work of Thomas Kinkade and distributes his art and related collectibles through independently owned galleries worldwide, an extensive network of branded and licensed dealers; and strategic marketing relationships with such companies as Avon Products, Inc., QVC Inc.; and more than 40 product licensees.  The company’s primary products are canvas and paper lithographs that feature Mr. Kinkade’s artistic unique use of light and his peaceful and inspiring themes.  Mr. Kinkade, known as the “Painter of Light®”, is the most successful and most collected living artist in U.S. history.  For more information, please visit the company’s web site at www.mediaarts.com.

Cautionary Note Regarding Forward Looking Statements:

This news release contains forward-looking statements, including statements regarding Media Arts’ strategy of diversifying revenue opportunities through expansion into new markets and the enhancement of marketing support to gallery dealers, Media Arts’ ability to reduce operating expenses and increase operational efficiency while maintaining its commitment to high quality standards, and the strength of Media Arts’ financial foundation and its ability to continue to execute its strategy.  Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Media Arts as of the date hereof.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.  Factors that might cause such a difference include, but are not limited to, risks relating to: economic cycles, general economic conditions and consumer spending and preferences; Media Arts’ dependence on one artist; the success of product development efforts; consumer acceptance of licensed artwork and of Media Arts’ products based on such work; expansion of distribution channels and new markets for Media Arts’ products; the continued success of the Signature Gallery distribution channel; the strength of Media Arts’ competitors; Media Arts’ continued control of operating expenses; and fluctuations in Media Arts’ operating results.  These and other risks are detailed from time to time in Media Arts’ periodic reports filed with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 28, 2003, and its Quarterly Reports on Form 10-Q and in other reports and documents filed from time to time with the Securities and Exchange Commission.  Media Arts Group, Inc. expressly disclaims any obligation to release any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto or any change in events or circumstances on which any such statement is based.

MEDIA ARTS GROUP, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2003	2002
Net Revenues	$16,232	$32,396
Total cost of revenues	8,701	17,881
Gross margin	7,531	14,515

Operating expenses:
Selling and marketing	6,430	8,023
General and administrative	6,081	10,207
Total operating expenses	12,511	18,230

Operating loss	(4,980)	(3,715)
Interest income (net of interest expense)	107	(75)
Gain on disposition of fixed assets	14	—
Gain on sales of company owned stores	19	65
Loss before income taxes	(4,840)	(3,725)
Benefit from income taxes	(1,943)	(1,369)
Loss from continuing operations	(2,897)	(2,356)
Discontinued operations – tax benefit from closure of subsidiary	(342)	—
Net loss	$(2,555)	$(2,356)

Net loss per share from continuing operations:
Basic and diluted	$(0.22)	$(0.18)
Income per share from discontinued operations:
Basic and diluted	$0.03	—
Net loss per share:
Basic and diluted	$(0.19)	$(0.18)

Shares used in net loss per share computation:
Basic and diluted	13,224	13,217

MEDIA ARTS GROUP, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,595	$24,538
Accounts receivable, net	8,236	12,868
Inventories	13,713	12,563
Prepaid expenses and other current assets	4,861	6,473
Deferred income taxes	4,199	3,334
Income taxes receivable	2,752	1,585
Total current assets	56,356	61,361
Property and equipment, net	17,362	17,992
Notes receivable	546	613
Notes receivable from related parties	—	96
Long-term deferred income taxes	2,427	2,174
Other assets	72	72
Total assets	$76,763	$82,308

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,525	$6,850
Commissions payable	516	1,145
Accrued royalties	304	496
Accrued compensation costs	895	3,114
Accrued expenses	4,925	3,920
Capital lease obligation, current	281	281
Total current liabilities	12,446	15,806
Reserve for leases	2,689	2,268
Capital lease obligation-long-term	252	303
Total liabilities	15,387	18,377
Total stockholders’ equity	61,376	63,931
Total liabilities and stockholders’ equity	$76,763	$82,308

MEDIA ARTS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(2,555)	$(2,356)
Adjustments to reconcile to net cash provided in operating activities:
Depreciation and amortization	946	3,113
Gain on sales of company owned stores	(19)	(65)
Loss (gain) on disposal of fixed assets	—	620
Amortization of stock based compensation	—	3
Deferred income taxes	(1,118)	(366)
Changes in assets and liabilities:
Accounts receivable	4,632	3,094
Receivables from related parties	96	—
Inventories	(1,150)	5,196
Prepaid expenses and other assets	1,612	1,882
Other assets	—	(2)
Accounts payable	(1,325)	(1,971)
Commissions payable	(629)	106
Accrued compensation costs	(2,219)	2,129
Deferred compensation costs	—	4
Income taxes receivable	(1,167)	—
Accrued expenses	1,005	(628)
Accrued royalties	(192)	256
Reserve for leases	421	—
Net cash provided by (used in) operating activities	(1,662)	11,015
Cash flows from investing activities:
Acquisitions of property and equipment	(316)	(691)
Purchased noted receivable	—	(446)
Proceeds from the disposals of galleries	65	142
Proceeds from payments of notes receivable	21	116
Net cash used in investing activities	(230)	(879)

Cash flows from financing activities:
Payments on line of credit	—	(1,500)
Repayment of capital lease obligation	(51)	(52)
Net cash used in financing activities	(51)	(1,552)

Net increase (decrease) in cash and cash equivalents	(1,943)	8,584
Cash and cash equivalents at beginning of period	24,538	2,148
Cash and cash equivalents at end of period	$22,595	$10,732